EXHIBIT 1.1

UMPQUA HOLDINGS CORPORATION

31,190,716 Shares of Common Stock

Underwriting Agreement

November 3, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of Umpqua Holdings Corporation, an Oregon corporation (the “Company”) and Barclays Capital Derivatives Funding LLC (the “Share Borrower”), confirm their agreement with you and each of the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), with respect to (i) the sale by the Selling Stockholders and the purchase by the Underwriters of an aggregate of 28,300,720 shares (the “Selling Stockholder Shares”) of common stock, no par value per share, of the Company (the “Common Stock”) and (ii) the sale by the Share Borrower and the purchase by the Underwriters of an aggregate of 2,889,996 shares (the “Borrowed Shares”) of Common Stock borrowed by the Share Borrower from third-party lenders in connection with the Warrant Purchase Agreements.  The shares of Common Stock to be outstanding following the sale of the Shares are referred to herein as the “Stock”.  The Selling Stockholder Shares and the Borrowed Shares are referred to herein collectively as the “Shares”. To the extent there are no Underwriters listed in Schedule 1 hereto other than Barclays Capital Inc., the terms “Representative,” “Underwriter” and “Underwriters” shall refer solely to Barclays Capital Inc.

Concurrently with execution of this Agreement, Barclays Capital Inc. or an affiliate thereof (the “Barclays Purchaser”) and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (collectively, “Warburg”) are entering into an agreement (the “Warburg Warrant Purchase Agreement”) pursuant to which the Barclays Purchaser will purchase from Warburg, and Warburg will sell to the Barclays Purchaser, warrants of the Company originally issued by Sterling Financial Corporation on November 3, 2010 (the “Warburg Warrants”) to purchase, collectively, an aggregate of 2,528,128 shares of Common Stock and an aggregate of $3,298,215.74 of cash.  In addition, concurrently with execution of this Agreement and the Warburg Warrant Purchase Agreement, the Barclays Purchaser and Thomas H. Lee Equity Fund VI, L.P. (“THL Equity”), Thomas H. Lee Parallel Fund VI, L.P. (“THL Parallel”), Thomas H. Lee Parallel (DT) Fund VI, L.P (“THL Parallel (DT)”), THL Sterling Equity Investors L.P. (together with THL Equity, THL Parallel, THL Parallel (DT), the “THL Entities” and, each of the THL Entities, a “THL Entity”) are entering into an agreement (the “THL Warrant Purchase Agreement” and, together with the Warburg Warrant Purchase Agreement, the “Warrant Purchase Agreements”) pursuant to which the Barclays Purchaser will purchase from the THL Entity, and the THL Entity will sell to the Barclays Purchaser, warrants of the Company originally issued by Sterling Financial Corporation on August 26, 2010 (the “THL Warrants” and, together with the Warburg Warrants, the “Warrants”) to purchase, collectively, an aggregate of 2,528,128 shares of Common Stock and an aggregate of

$3,298,215.74 of cash. The purchase and sale of the Warrants pursuant to each Warrant Purchase Agreement is expected to close on the Closing Date.

The Company, the Share Borrower and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-195396), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated November 3, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 4:20 p.m., New York City time, on November 3, 2014.

2.                                      Purchase of the Shares by the Underwriters.

(a)                                 On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Selling Stockholders (with respect to the Selling Stockholder Shares) and the Share Borrower (with respect to the Borrowed Shares) agrees, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from each of the Selling Stockholders (with respect to the Selling Stockholder Shares) and the Share Borrower (with respect to the Borrowed Shares) at a purchase price per share of $16.57 (the “Purchase Price”) the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders (with respect to the Selling Stockholder Shares) and the Share Borrower (with respect to the Borrowed Shares) as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Shares to be purchased by all the Underwriters from all of the Selling Stockholders (with respect to the Selling Stockholder Shares) and the Share Borrower (with respect to the Borrowed Shares) hereunder.

(b)                                 The Company, the Selling Stockholders and the Share Borrower understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company, the Share Borrower and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders (with respect to the Selling Stockholder Shares) and the Share Borrower (with respect to the Borrowed Shares), to the Representative in the case of the Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on November 7, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Share Borrower and the Selling Stockholders may agree upon in writing.  The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date in book-entry form registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders (with respect to the Selling Stockholder Shares) and the Share Borrower (with respect to the Borrowed Shares).  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d)                                 Each of the Company and each Selling Stockholder acknowledges and agrees that the Share Borrower and the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person.  Additionally, neither the Share Borrower nor the Representative or any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Share Borrowers and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto.  Any review by the Share Borrower or the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Share Borrower or the Underwriters, as the case may be, and shall not be on behalf of the Company or the Selling Stockholders.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter, the Share Borrower and the Selling Stockholders that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)                                 Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e)                                  Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Financial Statements.  The financial statements (including the related notes thereto) of (i) the Company and its consolidated subsidiaries, (ii) Sterling Financial Corporation (“Sterling”) and its consolidated subsidiaries, and (iii) Financial Pacific Holdings, LLC (“Financial Pacific”) and its consolidated subsidiaries, in each case included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries, Sterling and its consolidated subsidiaries and Financial Pacific and its consolidated subsidiaries, respectively, in each case as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, Sterling and its consolidated subsidiaries, and Financial Pacific and its consolidated subsidiaries, as applicable, and, in each case, presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)                                  No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the vesting of and grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the declaration or payment of quarterly dividends consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 Organization and Good Standing.  The Company is a financial holding company, as defined in the Bank Holding Company Act of 1956, as amended; and Umpqua Bank is an Oregon state-chartered bank and its charter is in full force and effect. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing, or its jurisdictional equivalent, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing, or its jurisdictional equivalent, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(i)                                     Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders and the Share Borrower, as the case may be) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)                                    Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)                                 Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l)                                     Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             Descriptions of the Underwriting Agreement.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)                                 No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation by the Company of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)                                 No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required to be obtained by the Company for the execution, delivery and performance by the Company of this Agreement, the sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable NASDAQ listing rules and standards and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(q)                                 Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the

Company, threatened or contemplated by any governmental or regulatory authority or, to the knowledge of the Company, threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)                                    Independent Accountants.  Moss Adams LLP, who have certified certain financial statements of the Company and its subsidiaries and KPMG LLP, who have certified certain financial statements of Sterling Financial Corporation, is each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  Deloitte & Touche LLP, who have certified financial statements of Financial Pacific Holdings, LLC and subsidiaries, was for all periods covered by such financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus an independent accounting firm with respect to Financial Pacific Holdings, LLC and subsidiaries within the applicable rules and regulations of the AICPA.

(s)                                   Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)                                    Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(u)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(v)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)                               Taxes.  The Company and its subsidiaries have paid all federal and material state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof (after considering any applicable extension); and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x)                                 Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y)                                 No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z)                                  Compliance with and Liability under Environmental Laws.  (i) The Company and its subsidiaries (a) are, and have been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to the protection of the environment or natural resources, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a)

there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.  Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(aa)                          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries.  None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the

Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(bb)                          Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)                            Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd)                          eXtensible Business Reporting Language.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)                            Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff)                              No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg)                            Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)                                  No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case except for such limitations and prohibitions generally applicable to any subsidiary of the Company under applicable law as described in the Pricing Disclosure Package and the Prospectus.

(jj)                                No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk)                          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders and the Share Borrower hereunder.

(ll)                                  No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm)                  Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)                          Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(qq)                          Bank Regulatory Authorities.  The Company and each of its subsidiaries are in compliance with all applicable laws administered by, and regulations of, the Board of Governors of Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Consumer Financial Protection Bureau (“CFPB”), the Oregon Department of Consumer and Business Services (“DCBS”) Division of Finance and Corporate Securities, the Washington Department of Financial Institutions (“DFI”), the California Department of Business Oversight (“DBO”), the Nevada Division of Financial Institutions, the Idaho Department of Finance Banking Section and any other federal or state bank regulatory authorities with jurisdiction over the Company or any of its banking subsidiaries (collectively, the

“Bank Regulatory Authorities”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, cease and desist order, order of prohibition or suspension, written commitment, supervisory agreement, or written agreement or other written statement as described under 12 U.S.C. 1818(u) or under 12 U.S.C. 5563 and 12 U.S.C. 5565 (whether or not such federal banking agency has determined that publication would be contrary to the public interest) with any of the Bank Regulatory Authorities, in each case that are applicable to the Company or such subsidiary specifically rather than to banks or bank holding companies generally, nor have the Company or any of its subsidiaries been advised by any of the Bank Regulatory Authorities that it is contemplating issuing or requesting any of the foregoing.

(rr)                                The Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended (12 U.S.C. 1841 et seq.).

(ss)                              The deposit accounts of each banking subsidiary of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(tt)                                Umpqua Bank is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)), and not been informed by any of the Bank Regulatory Authorities that its status as “well-capitalized” will change within one year.

(uu)                          Umpqua Bank has received an overall Community Reinvestment Act (“CRA”) rating of “satisfactory” and has not been informed by any of the Bank Regulatory Authorities that it may receive a less than “satisfactory” rating for CRA purposes within one year.

4.                                      Representations and Warranties of the Selling Stockholders and the Share Borrower.  Each of the Selling Stockholders and the Share Borrower severally and not jointly represents and warrants, as of the date hereof and as of the Closing Date, to each Underwriter and the Company that:

(a)                                 Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder or the Share Borrower of this Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder or the Share Borrower hereunder, have been obtained, except such consents, approvals, authorizations and orders as may be required by FINRA or under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s or the Share Borrower’s ability to consummate the transactions contemplated by this Agreement; and such Selling Stockholder or Share Borrower has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder or the Share Borrower hereunder; this Agreement has been duly authorized (with respect to each Selling Stockholder that is not a natural person), executed and delivered by such Selling Stockholder or the Share Borrower.

(b)                                 No Conflicts.  The execution, delivery and performance by such Selling Stockholder or the Share Borrower of this Agreement, the sale of the Shares to be sold by such Selling Stockholder or the Share Borrower and the consummation by such Selling Stockholder or the Share Borrower of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder or the Share Borrower pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder or the Share Borrower is a party or by which such Selling Stockholder or the Share Borrower is bound or to which any of the property or assets of such Selling Stockholder or the Share Borrower is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder (with respect to each Selling Stockholder that is not a natural person) or the Share Borrower or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to affect the validity of the Shares to be sold by such Selling Stockholder or the Share Borrower or reasonably expected to have a material adverse effect on such Selling Stockholder’s or the Share Borrower’s ability to consummate the transactions contemplated by this Agreement.

(c)                                  Title to Selling Stockholder Shares.  Such Selling Stockholder or the Share Borrower has valid and unencumbered title to the Shares to be sold by such Selling Stockholder or the Share Borrower hereunder at the time of delivery and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder or the Share Borrower at such time of delivery hereunder; and, upon delivery of such Shares and payment therefor pursuant hereto, the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by such Selling Stockholder or the Share Borrower at such time of delivery.

(d)                                 No Stabilization.  Such Selling Stockholder or the Share Borrower has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)                                  Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, with respect to such Selling Stockholder, the preceding sentence applies only to statements in, or omissions from, the Pricing Disclosure Package that are based upon information furnished in writing to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder consists solely of (A) the legal name and address of such Selling Stockholder set forth in the table and all information with respect to such Selling Stockholder set forth in the related footnotes that appears under the caption “Selling Shareholders”, (B) the number of Selling Stockholder Shares to be offered by such Selling Stockholder that appears in the table (and corresponding footnotes) under the caption “Selling Shareholders”, and (C) the number of shares of common stock and warrants owned by such Selling Stockholder before and after the offering that appears in the table (and corresponding footnotes) under the caption “Selling Shareholders”, in each case, in the Pricing Disclosure Package (the “Selling Stockholder Information”).  Notwithstanding anything to the contrary, with respect to the Share Borrower, the second preceding sentence applies only to statements in, or omissions from, the Pricing Disclosure Package that are based upon information furnished in writing to the Company by the Share Borrower specifically for use therein, it being understood and agreed that the only information furnished by the Share Borrower consists solely of the information contained in the second (2nd) sentence of the second (2nd) paragraph under the caption “Underwriting” related to the offering of the Borrowed Shares (and any summary or repetition of such information elsewhere in the Prospectus).

(f)                                   Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder or the Share Borrower (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

(g)                                  Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, with respect to such Selling Stockholder, the preceding sentence applies only to statements in, or omissions from, the Pricing Disclosure Package that are based upon information furnished in writing to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder consists solely of the Selling Stockholder Information. Notwithstanding anything to the contrary, with respect to the Share Borrower, the second preceding sentence applies only to statements in, or omissions from, the Pricing Disclosure Package that are based upon information furnished in writing to the Company by the Share Borrower specifically for use therein, it being understood and agreed that the only information furnished by the Share Borrower consists solely of the information contained in the second (2nd) sentence of the second (2nd) paragraph under the caption “Underwriting” related to the offering of the Borrowed Shares (and any summary or repetition of such information elsewhere in the Prospectus).

5.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)                                 Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  For a period of 45 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than a registration statement on Form S-8) relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Shares to be sold hereunder and (B) any awards made and shares of Stock of the Company issued upon the exercise or vesting of options and awards granted under Company Stock Plans in existence on the date of this Agreement.

(i)                                     No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j)                                    Exchange Listing.  The Company will use its best efforts to list for quotation the Shares on the Nasdaq Global Select Market (the “Nasdaq Market”).

(k)                                 Reports.  So long as the Shares are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)                                     Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)                             The Warrants.  The Company acknowledges and agrees that:

(i)                                     the purchase and sale of the Warrants pursuant to each Warrant Purchase Agreement constitutes a “Widely Dispersed Offering” (as such term is defined in Section 1 of the Warrants);

(ii)                                 as of the date of this Agreement, upon full exercise of the Warrants pursuant to Section 3(A)(1) of the Warrants, an exercising warrantholder would be entitled to receive an aggregate of 5,056,256 shares of Common Stock and an aggregate of $6,596,431 of cash;

(iii)                             the term “the Company” in clause (ii)(b) of the definition of “Ordinary Cash Dividends” in Section 1 of the Warrants means Umpqua Holdings Corporation;

(iv)                              neither the restrictions on transfer described in the second paragraph on the face of the Warrants, nor the restrictions on transfer described in the third and fourth sentences of Section 8 of the Warrants, currently apply to the Warrants;

(v)                                 subject to the consummation of the transactions contemplated by the Warrant Purchase Agreements, to the extent the Barclays Purchaser exercises the Warrants in whole or in part on the Closing Date and elects to pay the Exercise Price (as such term is defined in Section 1 of the Warrants) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrants equal in value to the aggregate Exercise Price payable as described in Section 3(A)(2) of the Warrants, the Market Price (as such term is defined in Section 1 of the Warrants) used to determine the number of shares of Common Stock to be delivered to the Barclays Purchaser upon such exercise shall be $17.60;

(vi)                              notwithstanding anything to the contrary in the Warrants (including, without limitation, Section 3(A) of the Warrants), the Barclays Purchaser may exercise the Warrants in whole or in part at any time prior to the Expiration Time (as such term is defined in Section 3(A) of the Warrants) by so notifying the Company in writing (which writing may be an email to andrewognall@umpquabank.com , with a copy to michellebressman@umpquabank.com, and will include the method of payment selected by the Barclays Purchaser under Section 3(A) of the Warrants) and paying the Exercise Price for the Shares thereby purchased;

(vii)                          notwithstanding anything to the contrary in the Warrants (including, without limitation, Section 4 of the Warrants), delivery of any shares of Common Stock upon exercise of the Warrants by the Barclays Purchaser shall be made by DWAC through the facilities of The Depository Trust Company unless the Barclays Purchaser otherwise instructs the Company;

(viii)                      all shares of Common Stock delivered upon exercise of the Warrants shall have been approved for listing, subject to official notice of issuance, on the Nasdaq Market;

(ix)                              subject to the consummation of the transactions contemplated by the Warrant Purchase Agreements, the Company shall use best efforts to deliver to the Barclays Purchaser, prior to 11:00 a.m., New York City time, on the Closing Date, a certificate issued by the Company in the name of the Barclays Purchaser evidencing the Warrants in accordance with Section 8 of the Warrants (and, notwithstanding anything to the contrary in the Warrants, without any requirement to surrender the warrant certificate originally issued to, and held by, the Selling Stockholders, which certificate will be deemed cancelled upon issuance of such new warrant certificate by the Company to the Barclays Purchaser);

(x)                                 the “Exercise Price” (as such term is defined in Section 1 of the Warrants) as of the date hereof is $12.60; and

(xi)                              subject to the consummation of the transactions contemplated by the Warrant Purchase Agreements, if the Barclays Purchaser exercises the Warrants in whole on the Closing Date and elects to pay the Exercise Price (as such term is defined in Section 1 of the Warrants) by having the Company withhold shares of Common Stock issuable upon exercise of the Warrants equal in value to the aggregate Exercise Price payable as described in Section 3(A)(2) of the Warrants, the Barclays Purchaser would be entitled to receive upon exercise an aggregate of 2,889,996 shares of Common Stock and aggregate of $6,596,431 in cash.

6.                                      Further Agreements of the Selling Stockholders.  Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a)                             Tax Form.  Such Selling Stockholder will deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed (i) certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv) and (ii) United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as appropriate, together with all required attachments to such form.

7.                                      Certain Agreements of the Underwriters.                        Each Underwriter hereby represents and agrees that:

(a)                                 It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Shares on the Closing Date, as provided herein is subject to the performance by the Company, the Share Borrower and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties.  The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Company and its officers and of each of the Selling Stockholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officer’s Certificate.  The Representative shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                   Comfort Letters.  (i) On the date of this Agreement and on the Closing Date each of Moss Adams LLP, Deloitte & Touche LLP and KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(ii) On the date of this Agreement and on the Closing Date the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial information contained in the Pricing Disclosure Package and the Prospectus, in substantially the form set forth in Exhibit B.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company.  Each of Wachtell, Lipton, Rosen & Katz, counsel for the Company and Andrew Ognall, general counsel of the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto

(h)                                 Opinion of Counsel for the Selling Stockholders. Each of Weil, Gotshal & Manges LLP and Kirkland & Ellis LLP, counsel for the Selling Stockholders, shall have furnished to the Representative, at the request of the Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(i)                                     Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                    No Legal Impediment to Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the sale of the Shares.

(k)                                 Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing or valid existence, as the case may be, of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing or qualification, as the case may be, with applicable regulatory bodies or as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)                                     Exchange Listing.  The Shares to be delivered on the Closing Date shall have been approved for listing on the Nasdaq Market, subject to official notice of issuance.

(m)                             Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)                                 Additional Documents.  On or prior to the Closing Date the Company and the Selling Stockholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Share Borrower and the Underwriters by the Company.  The Company agrees to indemnify and hold harmless the Share Borrower, each Underwriter, each of their respective affiliates, directors and officers and each person, if any, who controls the Share Borrower or such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except with respect to the Share Borrower or the Underwriters insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Share Borrower or any Underwriter furnished to the Company in writing by the Share Borrower or such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Share Borrower consists of the information described as such in subsection (b) below and the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)                                 Indemnification of the Company and the Underwriters by the Selling Stockholders and the Share Borrower.  Each of the Selling Stockholders and the Share Borrower severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless the Company, each Underwriter, each of their respective affiliates, directors and officers and each person, if any, who controls the Company, the Share Borrower or such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in the case of the Selling Stockholder to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Underwriters by or on behalf of such Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder consists solely of the Selling Stockholder

Information with respect to such Selling Stockholder, and in the case of the Share Borrower, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Underwriters by or on behalf of the Share Borrower specifically for use therein, it being understood and agreed that the only information furnished by the Share Borrower consists solely of the information contained in the second (2nd) sentence of the second (2nd) paragraph under the caption “Underwriting” related to the purchase of the Warrants and the offering of the Borrowed Shares (and any summary or repetition of such information elsewhere in the Prospectus). The liability of such Selling Stockholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Stockholder from the sale of Selling Stockholder Shares sold by such Selling Stockholder under this Agreement. Subject to the consummation of the transactions contemplated by the Warrant Purchase Agreements, each of the Selling Stockholders and the Share Borrower agree, jointly and severally, to indemnify and hold harmless the Company and its affiliates, directors and officers and each person, if any, who controls the Company from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon any exercise of the Warrants by any person other than the Barclays Purchaser or holder of the Warrants who has acquired the Warrants, directly or indirectly by a transaction or transactions, from the Barclays Purchaser in compliance with the terms of the Warrants.

(c)                                  Indemnification of the Company and the Selling Stockholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the tenth (10th) paragraph under the caption “Underwriting” related to the availability of an electronic prospectus and internet distributions and the information contained in the eleventh (11th), twelfth (12th) and thirteenth (13th) paragraphs relating to stabilization, market making and short sales.

(d)                                 Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, the Indemnifying Person shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person (which shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person).  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Attorneys-in-Fact or any one of them.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   Limitation on Liability.  The Company, the Share Borrower, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.  Nothing in this Section 9 supersedes any agreements between the Company and the Selling Stockholders providing indemnification rights and/or obligations, which remain in full force and effect with respect to the Company and the Selling Stockholders, notwithstanding anything herein to the contrary.

10.                               Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, the Share Borrower and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company, the Share Borrower and the Selling Stockholders may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Share Borrower, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company, the Share Borrower and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company, the Share Borrower and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company, the Share Borrower and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company, the Share Borrower and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, the Share Borrower and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Share Borrower, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable fees and disbursements of the Selling Stockholders’ counsel (not to exceed $50,000); (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq Market; provided that, the Selling Stockholders shall pay all discounts, selling commissions and transfer taxes applicable to the sale of the Shares and the fees and disbursements of Selling Stockholders’ counsel exceeding $50,000; provided further, for the avoidance of doubt, except as expressly provided in this Section 13(a), Section 13(b) and Section 9, the Underwriters shall pay their own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which they may resell and the expenses of advertising any offering of the Shares made by the Underwriters.

(b)                                 If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholders or the Share Borrower, as the case may be, for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.  If the Selling Stockholders for any reason fail to tender the Selling Stockholder Shares for delivery to the Underwriters, the Selling Stockholders agree to reimburse the Company for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement (with respect to the Selling Stockholder Shares) and the offering contemplated hereby that were reimbursed by the Company pursuant to the immediately preceding sentence. If the Share Borrower for any reason fails to tender the Borrowed Shares for delivery to the Underwriters, the Share Borrower agrees to reimburse the Company for all out-of-pocket costs and expenses (including the fees and expenses of their counsel)  reasonably incurred by the Underwriters in connection with this Agreement (with respect to the Borrowed Shares) and the offering contemplated hereby that were reimbursed by the Company pursuant to the second immediately preceding sentence.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Share Borrower, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Share Borrower, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Share Borrower, the Selling Stockholders or the Underwriters.

16.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133.  Notices to the Share Borrower shall be given to it at Barclays Capital Derivatives Funding LLC, 745 7th Avenue, New York, NY 10019. Notices to the Company shall be given to it at 503-727-4108 (fax: 503-727-4233); Attention: Ron Farnsworth, EVP/CFO. Notice to the Selling Shareholders will be given to it at the address specified on Schedule 2, with a copy to Alexander D. Lynch, Esq., Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 and Joshua N. Korff, Esq., Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)                                 Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UMPQUA HOLDINGS CORPORATION

By:	/s/ Ronald L. Farnsworth
	Name:	Ronald L. Farnsworth
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to the Underwriting Agreement

THL STERLING EQUITY INVESTORS, L.P.

BY:	THL EQUITY ADVISORS VI, LLC, ITS GENERAL PARTNER

BY:	THOMAS H. LEE PARTNERS, L.P., ITS SOLE MEMBER

BY:	THOMAS H. LEE ADVISORS, LLC, ITS GENERAL PARTNER

BY:	THL HOLDCO, LLC, ITS MANAGING MEMBER

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

BY:	THL EQUITY ADVISORS VI, LLC, ITS GENERAL PARTNER

BY:	THOMAS H. LEE PARTNERS, L.P., ITS SOLE MEMBER

BY:	THOMAS H. LEE ADVISORS, LLC, ITS GENERAL PARTNER

BY:	THL HOLDCO, LLC, ITS MANAGING MEMBER

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

Signature Page to the Underwriting Agreement

THOMAS H. LEE PARALLEL FUND VI, L.P.

BY: THL EQUITY ADVISORS VI, LLC, ITS GENERAL PARTNER

BY: THOMAS H. LEE PARTNERS, L.P., ITS SOLE MEMBER

BY: THOMAS H. LEE ADVISORS, LLC, ITS GENERAL PARTNER

BY:	THL HOLDCO, LLC, ITS MANAGING MEMBER

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE EQUITY FUND VI, L.P.

BY: THL EQUITY ADVISORS VI, LLC, ITS GENERAL PARTNER

BY: THOMAS H. LEE PARTNERS, L.P., ITS SOLE MEMBER

BY: THOMAS H. LEE ADVISORS, LLC, ITS GENERAL PARTNER

BY: THL HOLDCO, LLC, ITS MANAGING MEMBER

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

Signature Page to the Underwriting Agreement

THL MANAGERS VI, LLC

BY:	THL EQUITY ADVISORS VI, LLC, ITS GENERAL PARTNER

BY:	THOMAS H. LEE PARTNERS, L.P., ITS SOLE MEMBER

BY:	THOMAS H. LEE ADVISORS, LLC, ITS GENERAL PARTNER

BY:	THL HOLDCO, LLC, ITS MANAGING MEMBER

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Managing Director

Signature Page to the Underwriting Agreement

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its General Partner

By:	Warburg Pincus X GP L.P., its General Partner

By:	WPP GP LLC, its General Partner

By:	Warburg Pincus Partners, L.P., its Managing Member

By:	Warburg Pincus Partners GP LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David A. Coulter
Name: David A. Coulter
Title: Partner

Signature Page to the Underwriting Agreement

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its General Partner

By:	Warburg Pincus X GP L.P., its General Partner

By:	WPP GP LLC, its General Partner

By:	Warburg Pincus Partners, L.P., its Managing Member

By:	Warburg Pincus Partners GP LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David A. Coulter
Name: David A. Coulter
Title: Partner

Signature Page to the Underwriting Agreement

DAVID A. COULTER

By:	/s/ David A. Coulter

Signature Page to the Underwriting Agreement

BARCLAYS CAPITAL DERIVATIVES FUNDING LLC

By:	/s/ Alan B. Kaplan
Name: Alan B. Kaplan
Title: Authorized Signatory

Signature Page to the Underwriting Agreement

Accepted and agreed to as

of the date first above written:

Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

For itself and as Representative of the other

Underwriters named on Schedule I hereto.

Signature Page to the Underwriting Agreement

Schedule 1

Underwriter	Number of Shares
Barclays Capital Inc.	31,190,716
Total	31,190,716

Schedule 2

Selling Stockholder	Number of Shares to Be Sold	Address of Selling Stockholder
Thomas H. Lee Equity Fund VI, L.P.	7,791,968	100 Federal Street, 35th Floor Boston, MA 02110
Thomas H. Lee Parallel Fund VI, L.P.	5,276,311	100 Federal Street, 35th Floor Boston, MA 02110
Thomas H. Lee Parallel (DT) Fund VI, L.P.	921,667	100 Federal Street, 35th Floor Boston, MA 02110
THL Sterling Equity Investors L.P.	150,427	100 Federal Street, 35th Floor Boston, MA 02110
THL Managers VI, LLC	7,697	100 Federal Street, 35th Floor Boston, MA 02110
Warburg Pincus Private Equity X, L.P.	13,698,060	450 Lexington Avenue New York, NY 10017
Warburg Pincus X Partners, L.P.	438,226	450 Lexington Avenue New York, NY 10017
David Coulter	16,364	450 Lexington Avenue New York, NY 10017

Share Borrower	Number of Shares to Be Sold
Barclays Capital Derivatives Funding LLC	2,889,996

Schedule 3

List of Significant Subsidiaries

1. Umpqua Bank

Exhibit A

FORM OF LOCK-UP AGREEMENT

November 3, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Re:                             Umpqua Holdings Corp. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Umpqua Holdings Corporation, an Oregon corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, of the Company (the “Securities”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offerings of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without your prior written consent on behalf of the Underwriters, the undersigned will not, during the period ending 45 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, no par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer sale, pledge or dispositions, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the aforementioned restrictions on transfers of Common Stock shall not apply to (i) a bona fide gift or gifts, (ii) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (iii) transfers upon death by will or intestacy to the undersigned’s immediate family, (iv) the sale pursuant to any contract, instruction or plan in effect on the date hereof that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b5-1 Plan”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) the establishment of any 10b5-1 Plan, provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to such 10b5-1 Plan prior to the expiration of the 45-day restricted period, (vi) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust, (vii) the exercise of outstanding stock options or vesting of outstanding restricted stock awards pursuant to the Company’s stock incentive plans in effect on the date hereof effected by means of net share settlement or by the delivery of shares of Common Stock held by the undersigned for the payment of withholding taxes and as payment of the exercise price of such stock options, and (viii) sales in connection with the full or partial payment of income tax or withholding obligations arising from the exercise of outstanding stock options or vesting of outstanding restricted stock awards pursuant to the Company’s stock incentive plans in effect on the date hereof (to the extent that such obligations are not satisfied by means of net share settlement or by the delivery of shares of Common Stock held by the undersigned for the payment thereof), provided that the transfer restrictions on the shares of Common Stock received by the undersigned with respect to the exercise of such option or vesting of such award shall be subject to the transfer restrictions referenced herein; provided further, that, in the case of any gift, disposition, transfer or distribution pursuant to clauses (i), (ii), (iii) or (vi), each donee, transferee or distributee shall agree to be bound in writing by the restrictions set forth herein; and provided further, that, in the case of any gift, disposition, 10b5-1 Plan or distribution pursuant to clauses (i), (ii), (v), or (vi), no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such gift, disposition, 10b5-1 Plan or distribution (other than a filing on a Form 5 made after the expiration of the 45-day restricted period), and provided further, that, in the case of any disposition pursuant to clauses (vii) or (viii), (A) no voluntary filing with the SEC or other public report, filing or announcement shall be made in respect of such disposition and (B) if any filing with the SEC under Section 16 of the Exchange Act, or other public report, is required to be made, such report shall indicate that the filing relates to the payment of the exercise price of stock options and/or the payment of income taxes or withholding obligations arising from the exercise of stock options or the vesting of restricted stock awards.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

2

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

3

Exhibit B

FORM OF CFO CERTIFICATE

             , 2014

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement, dated November 3, 2014, among Umpqua Holdings Corporation (the “Company”), certain stockholders of the Company named in Schedule 2 thereto, Barclays Capital Inc., as representative of the several Underwriters named in Schedule 1 thereto (the “Underwriting Agreement”).

In connection with the offering of the Shares, and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares, I, Ronald L. Farnsworth, as Chief Financial Officer of the Company do hereby certify, solely in my capacity as an officer of the Company and not individually, on behalf of the Company as follows:

1.              I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

2.              As a result of my participation in the previously announced merger of Sterling Financial Corporation (“Sterling”) with and into the Company, completed on April 18, 2014, employees of the Company under my supervision and who report to me are knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of Sterling.

3.              I have reviewed the portions of the unaudited consolidated financial information of Sterling contained in Exhibits 99.1 and 99.2 of the Company’s current report on Form 8-K, dated June 17, 2014, incorporated by reference in the [preliminary][final] prospectus supplement, dated November [•], 2014, which is circled in the attached Exhibit A (the “Sterling Information”).

4.              To my knowledge, the Sterling Information (a) is included in, or derived from, the accounting and financial books and records of Sterling and its consolidated subsidiaries in all material respects, (b) is, in all material respects, a true and correct measurement, and fairly presents in all material respects, the Company’s calculation of the aforementioned Sterling Information for the periods presented and (c) except as disclosed therein, has been prepared in conformity with U.S. generally accepted accounting principles in all material respects.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the date first written above.

UMPQUA HOLDINGS CORPORATION

By:
Name: Ronald L. Farnsworth
Title: Chief Financial Officer